CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF
                         INCORPORATION OF
                          DIGITAL POWER
                         HOLDING COMPANY

     We, the undersigned, David C. Merrell, President, and Charles Johnson, Secretary/Treasurer, of DIGITAL POWER HOLDING COMPANY, a Nevada corporation (the "corporation"), do hereby certify:

                                I

     The Articles of Incorporation of the corporation shall be amended as follows:

     The foregoing amendment was adopted by the shareholders of the corporation at a meeting held April 16th, 1996.

                               I I

     Pursuant to a resolution duly adopted by the shareholders of the corporation on April 16th, 1996 the 20,521,776 outstanding shares of the corporation were reversed split on a basis of 100 for 1, retaining the authorized shares at 27,000,000 and the par value at one cent ($.01) per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation.

                              I I I

     The number of shares entitled to vote on the amendment was 20,521,776.

                               I V

     The number of shares voted in favor of the amendment was 15,000,000 with none opposing and none abstaining.

                                      /s/David C. Merrell, President

                                      /s/Charles Johnson, Sec/Treasurer
STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

     On the 7th day of May, 1996, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of Digital Power Holdings Company, and that he is authorized to and did execute the above instrument.

                                     /s/Michelle M. Brown
                                     NOTARY PUBLIC

STATE OF UTAH        )
                     ) ss
COUNTY OF SALT LAKE  )

     On the 7th day of May, 1996, personally appeared before me, a Notary Public, Charles Johnson, who acknowledged that she is the Secretary/Treasurer of Digital Power Holdings Company, and that he is authorized to and did execute the above instrument.


                                     /s/Michelle M. Brown
                                     NOTARY PUBLIC

My Commission Expires September 20, 1996
State of Utah